EXHIBIT 10.10.2
September 29, 2006
George Chamoun
35 Prince of Whales
Williamsville, NY 14221
Dear George,
On behalf of Synacor, Inc., I am pleased to take this opportunity to congratulate you on your job performance. Based on your job performance, you will receive a promotional increase for your base salary of 20%. Your new annual salary will be $150,000. The effective date of this increase will be September 1, 2006.
We are proud to have you working with us and look forward to your continuing contributions!
Best Regards,
/s/ Julia Culkin
Julia Culkin
Vice President of Human Resources
Acknowledged and accepted:
/s/ George Chamoun
Signature

George Chamoun

Date: 9/29/06